UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                              PIERCING PAGODA, INC.
                (Name of Registrant as Specified In Its Charter)

                                       N/A
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
[ ]  $500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          N/A

     (2)  Aggregate number of securities to which transaction applies:

          N/A

     (3) Per unit price of underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          N/A

     (4)  Proposed maximum aggregate value of transaction:

          N/A

     (5)  Total fee paid:

          N/A

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any party of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

                            [GRAPHIC OMITTED - LOGO]

                              Piercing Pagoda, Inc.

                              Piercing Pagoda, Inc.
                                3910 Adler Place
                               Bethlehem, PA 18017



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                   to be held on Wednesday, September 18, 1996

     The Annual Meeting of Stockholders of Piercing Pagoda, Inc. (the "Company") will be held on Wednesday, September 18, 1996, at 10:00 a.m., at the Hotel Bethlehem, 437 Main Street, Bethlehem, Pennsylvania for the following purposes:

     1. To elect one director to hold office until the 1999 Annual Meeting of Stockholders.

     2.   To approve the Piercing Pagoda, Inc. Employee Stock Purchase Plan.

     3. To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the 1997 fiscal year.

     4. To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on July 22, 1996 as the record date for the meeting. Only stockholders of record at that time are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

     The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the attached proxy statement for further information with respect to the business to be transacted at the meeting.

     You are cordially invited to attend the meeting in person. The Board of Directors urges you to sign, date and return the enclosed proxy promptly. The return of the enclosed proxy will not affect your right to vote in person if you do attend the meeting.


                                                         John F. Eureyecko
                                                         Secretary


August 5, 1996

                              Piercing Pagoda, Inc.
                                3910 Adler Place
                               Bethlehem, PA 18017

                           ---------------------------

                                 PROXY STATEMENT
                                       for
                         Annual Meeting of Stockholders
                               September 18, 1996

                           ---------------------------


     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Piercing Pagoda, Inc., a Delaware corporation (the "Company"), for use at the Company's Annual Meeting of Stockholders (the "Meeting"), which will be held on Wednesday, September 18, 1996, at 10:00 a.m. at the Hotel Bethlehem, 437 Main Street, Bethlehem, Pennsylvania, and any adjournment or postponement thereof. This proxy statement, the foregoing notice and the enclosed proxy are first being sent to stockholders of the Company (the "Stockholders") on or about August 5, 1996.

     The Board of Directors does not intend to bring any matter before the Meeting except as specifically indicated in the notice and does not know of anyone else who intends to do so. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters. If the enclosed proxy is properly executed and returned prior to voting at the Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, the shares will be voted "FOR" the nominee of the Board of Directors in the election of the one director whose term of office will extend until the 1999 Annual Meeting of Stockholders and until his successor is duly elected and qualified, "FOR" the approval of the Piercing Pagoda, Inc. Employee Stock Purchase Plan and "FOR" the approval of KPMG Peat Marwick LLP as the Company's independent auditors for the current fiscal year ending March 31, 1997.

     Any proxy may be revoked at any time prior to its exercise by notifying the Secretary in writing, by delivering a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

                    VOTING SECURITIES AND SECURITY OWNERSHIP

Voting Securities

     At the close of business on July 22, 1996, the record date, there were 5,251,016 shares of the Company's common stock (the "Common Stock") outstanding. Only Stockholders of record at the close of business on that date are entitled to vote at the Meeting. At the Meeting, such Stockholders will be entitled to one vote for each share of Common Stock owned at the record date. There is no other class of voting securities outstanding. The presence at the Meeting, in person or by proxy, of persons entitled to cast the votes of a majority of such outstanding shares of Common Stock will constitute a quorum for consideration of the matters expected to be voted on at the Meeting. In the election of directors, Stockholders entitled to vote will not have cumulative voting rights.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information as of July 22, 1996 respecting the beneficial share holdings of the Common Stock of: (i) each person who was known to the Company to be the owner of more than 5% of the Common Stock; (ii) each director and nominee for director of the Company and each executive officer named in the Summary Compensation Table; and (iii) all directors and executive officers of the Company as a group. Each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated.

                                    Amount and Nature of          Percent of
Name of Beneficial Owner          Beneficial Ownership(1)       Common Stock(1)
 Richard H. Penske                     3,236,086(2)                61.6%
  Piercing Pagoda, Inc.
  3910 Adler Place
  P.O. Box 25007
  Lehigh Valley, PA  18002-5007
 John F. Eureyecko                        97,393                    1.8%
 Barry R. Clauser                         43,409(3)                   *
 Sharon J. Zondag                         43,209                      *
 Alan R. Hoefer                           63,556(4)                 1.2%
 Mark A. Randol                           20,824                      *
 All executive officers
  and directors as a group
  (7 persons)                          3,520,493(2)(3)(4)          66.3%
 ------------------
 * Less than 1%.

1. Shares issuable pursuant to options exercisable within 60 days of July 22, 1996 are deemed to be beneficially owned by the option holder; accordingly, information includes the following number of shares of Common Stock underlying options held by the following individuals, and all directors and executive officers as a group: Mr. John F. Eureyecko, 20,000 shares; Mr. Barry R. Clauser and Ms. Sharon J. Zondag, 15,000 shares each; Messrs. Alan
     R. Hoefer and Mark A. Randol, 4,000 shares each; and all directors and executive officers as a group, 62,800 shares.

2. Includes an aggregate of 135,594 shares held by annuity trusts of which Mr. Penske is a beneficiary and an aggregate of 135,594 shares held by annuity trusts of which Mr. Penske's wife is a beneficiary.

3. Includes 200 shares held by Mr. Clauser as custodian for his children, as to which shares he disclaims beneficial ownership.

4.   Includes  4,000  shares  held by a  trust  for  the  benefit  of one of Mr.
     Hoefer's children of which he is the trustee, 300 shares held by his wife and 11,000 shares held by a charitable foundation of which Mr. Hoefer is a trustee, as to all of which shares he disclaims beneficial ownership.

Compliance with Section 16 (a) of the Securities Exchange Act of 1934.

     Section 16 (a) of the Securities Exchange Act of 1934, and the regulations thereunder, requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, the "reporting persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. Based on the Company's review of the copies of these reports received by it, and written representations received from reporting persons, the Company believes that all filings required to be made by the reporting persons during the 1996 fiscal year were made on a timely basis, except that John F. Eureyecko, Sharon J. Zondag and Barry R. Clauser each filed one late report relating to purchases at the end of two offering periods under the Company's Employee Stock Purchase Plan and Alan R. Hoefer filed three late reports; one report relating to one purchase of shares by each of two trusts for the benefit of his children and of which he is the trustee and two reports which each relate to a distribution of shares by a trust for the benefit of his children and of which he was the trustee.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTOR

     At the meeting, the Stockholders will elect one director to hold office until the 1999 Annual Meeting of Stockholders and until his successor has been duly elected and qualified. The Company's Board of Directors is divided into three classes serving staggered three-year terms, with the term of one class of directors expiring each year. The director whose term of office expires at the Meeting is Mr. John F. Eureyecko.

     The Board of Directors has nominated Mr. John F. Eureyecko to serve as a director until the 1999 Annual Meeting of Stockholders and until his successor has been duly elected and qualified. Such nominee has indicated a willingness to continue to serve as a director. Should the nominee become unavailable to accept election as a director, the persons named in the enclosed proxy will vote the shares which such proxy represents for the election of such other person as the Board of Directors may recommend. Unless contrary instructions are given on the proxy, the shares represented by a properly executed proxy will be voted "FOR" the election of Mr. John F. Eureyecko.

     The nominee for election as the director to be elected at the Meeting and the directors whose terms of office continue after the Meeting, together with certain information about them, are set forth below:


                        Director  Term
Name               Age   Since   Expires       Positions with Company
John F. Eureyecko  47    1994     1996    President, Chief Operating Officer,
                                          Secretary and Director

Richard H. Penske  53    1978     1997    Chairman of the Board and Chief
                                          Executive Officer

Alan R. Hoefer     62    1994     1997    Director +

Mark A. Randol     61    1994     1998    Director +

+ Member of the Audit and Compensation Committees.

     John F. Eureyecko joined the Company in October 1991 and has served as President and Chief Operating Officer since June 1996. Mr. Eureyecko had previously served as Executive Vice President from January 1992 to June 1996 and as Chief Financial Officer from February 1994 to June 1996. Mr. Eureyecko was elected as Secretary in January 1992 and as a director in March 1994. Mr. Eureyecko came to the Company with 18 years experience at Triangle Building Supplies and Lumber Co., a building materials retailer, where he last served as Senior Vice President and General Manager.

     Richard H. Penske has served the Company and its predecessor in various capacities for more that 23 years, including 16 years as President. Mr. Penske has served as the Chief Executive Officer since 1986 and as a director of the Company since 1978.

     Alan R. Hoefer has served as a director of the Company since March 1994. Since August 1988, Mr. Hoefer has operated Alan Hoefer & Co., a private investment banking firm.

     Mark A. Randol has served as a director of the Company since March 1994. Since 1979, Mr. Randol has been the President of Forest City Management, Inc., a real estate development company.


Meetings and Committees of the Board of Directors

     The Board of Directors has an Audit Committee and a Compensation Committee.

     Messrs. Hoefer and Randol serve as members of both the Audit Committee and the Compensation Committee. The functions of the Audit Committee, which held three formal meetings during fiscal 1996, include reviewing the scope and results of the annual audit, internal accounting procedures and certain other questions of accounting policy. The function of the Compensation Committee, which held one formal meeting during fiscal 1996 is to consider and determine all compensation matters relating to the Company's executive officers.

     The Board of Directors held one formal meeting during fiscal 1996 and also acted by unanimous consent in writing. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and committees on which the Director served.


Compensation of Directors

     Members of the Board of Directors who are not employees of the Company are compensated at the annual rate of $8,000. Non-employee directors receive $1,000 for each meeting of the Board of Directors which they attend and if, but only if, not held in conjunction with a Board meeting, a fee of $1,000 for each meeting of a committee of the Board of Directors which they attend. The Company also reimburses all directors for their expenses in connection with their activities as directors of the Company. Directors who are also employees of the Company do not receive any compensation for serving on the Board of Directors.

     Pursuant to the Company's 1994 Stock Option Plan, each director who is a member of the Compensation Committee also receives an annual grant of ten year options to purchase 2,000 shares of Common Stock at the fair market value on the date of grant becoming exercisable on the first anniversary of the date of grant.

                        THE BOARD OF DIRECTORS RECOMMENDS
                      VOTING "FOR" THE NOMINEE FOR DIRECTOR

                                  PROPOSAL TWO

                      APPROVAL OF THE PIERCING PAGODA, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

     On October 12, 1995, the Company's Board of Directors adopted, effective November 1, 1995, subject to the approval of the Stockholders, the Piercing Pagoda, Inc. Employee Stock Purchase Plan (the "Stock Purchase Plan"). The Stock Purchase Plan has been proposed to provide employees of the Company and its subsidiaries with a method to acquire an equity interest in the Company through the purchase of shares of the Company's Common Stock, at discounted prices, using payroll deductions. Although the Stock Purchase Plan is an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), the Stock Purchase Plan is not a "qualified deferred compensation plan" under Section 401 (a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

     Although the following summary of the Stock Purchase Plan does not purport to be complete and is subject to, and is qualified in its entirety by reference to the text of the Stock Purchase Plan, the material features of the Stock Purchase Plan are as follows:

     1. Number of Shares. The aggregate maximum number of shares reserved for issuance under the Stock Purchase Plan is 96,000 shares, subject to adjustment upon the occurrence of stock dividends, stock splits, recapitalization or certain other capital adjustments that cause an increase or decrease in the number of issued and outstanding shares of Common Stock. No more than 6,000 shares of Common Stock will be available for purchase under the Stock Purchase Plan during each three-month offering period.

     2. Administration and Operation. The Stock Purchase Plan is currently administered by the Compensation Committee of the Company's Board of Directors, but may be hereafter administered by such other subcommittee of the Board designated by the Board or by the Board itself, as determined from time to time at the discretion of the Board. All determinations, interpretations and constructions made by the Compensation Committee of the Board or any other committee appointed to administer the Stock Purchase Plan or the Board in its capacity as administrator of the Stock Purchase Plan (all referred to hereafter as the "Committee") with respect to the Stock Purchase Plan are final and conclusive.

     The Stock Purchase Plan is based on three-month offering periods that begin January 1, April 1, July 1 and October 1 of each year. The first offering period, however, was from November 1, 1995 to December 31, 1995. An eligible employee may authorize payroll deductions in an amount between one and five percent of their compensation. However, payroll deductions during any single offering period may not exceed $2,000 for any participant. At the end of each three-month offering period, the deductions are applied to purchase shares of Common Stock. The employee need not participate in any offering period, but may not join in the current offering period after the enrollment date has passed.

     3. Eligibility. All employees of the Company (as well as employees of those subsidiaries which participate in the Stock Purchase Plan at the discretion of the Committee) are eligible to participate in the Stock Purchase Plan except:
(1) employees who have been employed by the Company for less than one year as of the first day of the preceding offering period; (2) employees who own 5% or more of the total combined voting power or value of all classes of stock of the Company or a subsidiary; (3) employees whose customary employment is 20 hours or less per week; and (4) employees who have not attained age 21. As of November 1, 1995, 504 employees of the Company would have been eligible to participate in the Stock Purchase Plan.

     4. Term of Plan. The Stock Purchase Plan provides that no shares may be purchased under it after December 31, 1999.

     5. Purchase Price. The purchase price per share of Common Stock will be equal to 85% of the fair market value of the Common Stock on either the first or last day of the offering period, whichever is lower. Fair market value is the last reported sale price for the Company's Common Stock as reported on The Nasdaq Stock Market National Market on the day in question, or if there is no closing price reported, then the fair market value shall mean the average between the reported closing bid and asked prices for the shares on the day in question. No fractional shares will be purchased and any remaining cash will automatically stay in an employee's account until the next offering period (unless the employee withdraws from the Stock Purchase Plan, in which case the cash will be returned to the employee).

     6. Restriction of Shares. Employees are generally not permitted to obtain share certificates or to sell or transfer any shares until the end of a restricted period (the "Restricted Period") which runs for one year measured from the last day of the relevant offering period. The Restricted Period ends, however, with respect to all shares owned by an employee if the employee terminates employment by reason of death, disability or retirement. If an employee terminates his or her employment with the Company or any subsidiary for any reason other than the employee's death, disability or retirement, the Company has the right but not the obligation to purchase the employee's shares that are within the Restricted Period for the lesser of the original purchase price paid for the shares or their fair market value at the time of the employee's termination.

     7. Statutory Limits on Purchase of Shares. No employee may be granted a right to purchase shares under the Stock Purchase Plan if immediately following such grant, such employee would have rights to purchase equity securities under all plans of the Company and subsidiaries, that are intended to meet the requirements of section 423 of the Code, that accrue at a rate in excess of $25,000 (determined by reference to the fair market value of the shares at the time the rights are granted) for each calendar year in which such rights to purchase shares are outstanding at any time. In addition, no employee will be permitted to purchase any shares of Common Stock if the purchase would result in the employee owning 5% or more of the total combined voting power or value of all classes of stock of the Company or a subsidiary.

     8. Payment. An employee makes payment for the shares purchased under the Stock Purchase Plan by making contributions through payroll deductions, of an amount, between one and five percent of their compensation (defined to include all forms of payment for services), subject to an over-all limit of $2,000 in contributions during each three-month offering period. The employee must be employed on the purchase date to purchase shares of Common Stock and if employment terminates for any reason, including retirement or death, the employee will be withdrawn from the Stock Purchase Plan immediately and the payroll deduction credited to the employee's account will be returned to the employee.

     9. Increasing and Decreasing Deductions; Withdrawal; Restriction on Transferability. An employee may decrease, but not increase, the rate of payroll deductions at any time during an offering period by submitting a new subscription agreement. In general, a change in payroll deductions can only be made once during each offering period. During the two week period immediately preceding the start of a new offering period, an employee may increase or decrease the rate of payroll deductions effective as of the next offering period. An employee may withdraw from the Stock Purchase Plan at any time by completing a notice of withdrawal and submitting it to the Company prior to the end of an offering period. Upon notice of withdrawal, the entire balance accumulated in the employee's account will be paid to the employee as soon as practicable and no additional payroll deductions will be made under the Stock Purchase Plan. If an employee withdraws, the employee cannot rejoin until the next offering period, by submitting a new subscription agreement. Partial withdrawals are not permitted. The employee's rights to purchase shares with payroll deductions under the Stock Purchase Plan are not transferable to any other person.

     10. Stock Certificates. The shares purchased by an employee under the Stock Purchase Plan will be held in an investment account, with the employee having the right at any time after the Restricted Period ends to withdraw all or any portion of the shares credited to the employee's account by giving written notice to the Company. If, however, the shares remain in the employee's investment account, all cash dividends paid with respect to the shares, if any, will be retained and used to purchase additional shares under the Stock Purchase Plan, subject to the provisions and limitations of the Stock Purchase Plan.

     11. Amendments to the Plan. Subject to the provisions of the Stock Purchase Plan, the Board of Directors may amend or terminate the Stock Purchase Plan, except that certain amendments require approval of the Company's Stockholders.

     12. Tax Aspects of the Plan. The ability of employees to purchase stock under a stock purchase plan is treated as a type of stock option right, where the option is viewed as granted at the beginning of an offering period, and where the exercise of the option occurs on the date the stock is purchased under the terms of the plan. The federal income tax consequences of the grant and exercise of stock options under an employee stock purchase plan (as defined in Section 423 of the Code) and the subsequent disposition of shares acquired under such options, are summarized below.

     The employee is not taxed at the time of the grant of his/her stock options or when shares are purchased pursuant to the exercise of the options under the Stock Purchase Plan.

     If shares acquired under the Stock Purchase Plan are held beyond the statutory holding period (the "Statutory Holding Period") which, pursuant to the Code, ends with respect to shares acquired during any particular offering period on the later of two years after the first day of the offering period or one year after the date the shares were actually acquired, and which in the case of the Stock Purchase Plan will always be the end of the two year period measured from the first day of the offering period, the employee will have to include in his or her ordinary taxable income at time of sale or other taxable disposition of the shares (or upon the employee's death while still holding the stock) the lesser of (i) 15% of the fair market value of the shares on the first day of the offering period, or (ii) the amount, if any, by which the shares' fair market value at the time of such disposition or death exceeds the purchase price. Any gain in excess of such amount will be taxable as long-term capital gain. A sale of the shares for less than the purchase price after the Statutory Holding Period will result in long-term capital loss.

     If the shares are disposed of prior to the completion of the Statutory Holding Period (a "disqualifying disposition"), the employee will be required to include in his or her ordinary income for the year in which the "disqualifying disposition" occurs the excess of the fair market value of the shares as of their purchase date (i.e. the last day of the offering period) over the purchase price. Depending on whether the disposition occurs at a price above or below the fair market value of the shares as of the purchase date, the employee will have to report a capital gain or capital loss on the transaction in addition to an amount of ordinary income as described above.

     In addition, if the Statutory Holding Period requirements are not met, the Company will be entitled to a tax deduction equal to the difference between the price paid by the employee and the market value of the shares at the date of purchase. If the Statutory Holding Period requirements are met, the Company will not be entitled to such a deduction.

Stock Purchase Plan Benefits

     The following tables sets forth the benefits or amounts that would have been received by or allocated to the persons listed below under the Stock Purchase Plan for the Company's last completed fiscal year if the Stock Purchase Plan had then been in effect for the entire year and such persons had participated to the fullest extent possible. The number of shares that would have been obtained are calculated based upon a 15% discount applied to the lower of the fair market value of the Common Stock on the first or last day of each offering period (which periods correspond to each calendar quarter). The dollar value is calculated by multiplying the per share discount amounts by the number of shares which would have been purchased.

Name and Position                            Dollar Value       No. of Shares
  Richard H. Penske
     President and Chief Executive Officer         *                  *
  John F. Eureyecko
     Executive Vice President and            $10,613.92            1,111
     Chief Financial Officer
  Barry R. Clauser
     Senior Vice President--                 $ 5,623.31              583
     Merchandise Operations
  Sharon J. Zondag
     Senior Vice President--                 $ 6,007.56              625
     Store Operations
  Non-Executive Director Group                     *                  *
  Executive Group                            $26,283.44            2,738
  Non-Executive Officer Employee Group(1)   $246,660.00           24,000

* Not eligible to participate in the Stock Purchase Plan.

     1. Assuming members of the executive group did not participate in the plan.


     The affirmative vote of the holders of a majority of the Company's Common Stock present at the meeting in person or by proxy is required to approve the Stock Purchase Plan.

                        THE BOARD OF DIRECTORS RECOMMENDS
                      VOTING "FOR" THE PROPOSAL TO APPROVE
                             THE STOCK PURCHASE PLAN


                                 PROPOSAL THREE

                 APPROVAL OF THE COMPANY'S INDEPENDENT AUDITORS

     The Company's Board of Directors recommends that the Stockholders consider and approve a proposal to select KPMG Peat Marwick LLP, which served as the Company's independent public auditors for the last fiscal year, to serve as the Company's independent public auditors for the current fiscal year. If the Stockholders fail to approve the selection of such auditors, the Board of Directors will reconsider the selection.

     A representative of KPMG Peat Marwick LLP is expected to be present at the Meeting. Such representative will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions of Stockholders.

                        THE BOARD OF DIRECTORS RECOMMENDS
                      VOTING "FOR" THE PROPOSAL TO APPROVE
                          KPMG PEAT MARWICK LLP AS THE
                         COMPANY'S INDEPENDENT AUDITORS

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth certain information concerning compensation paid or accrued by the Company for services rendered in all capacities during the fiscal year ended March 31, 1996 to the Chief Executive Officer of the Company and each of the other executive officers of the Company whose total annual salary and bonus for the fiscal year ended March 31, 1996 exceeded $100,000:
                                  Annual Compensation
Name and Principal Position   Fiscal                         All Other
                               Year  Salary($)  Bonus ($)  Compensation ($)
Richard H. Penske              1996   157,308    60,000        48,764(3)
 Chief Executive Officer       1995   150,000    50,000        47,072(3)
                               1994   153,462      --          54,707(3)
John F. Eureyecko(1)           1996   157,308    55,000         4,995(4)
  Executive Vice President     1995   136,154    36,500         5,164(5)
  and Chief Financial Officer  1994   129,039   240,170(2)      5,455(6)
Sharon J. Zondag               1996    98,269    22,000         3,393(4)
  Senior Vice President--      1995    79,106    12,000         2,601(4)
  Store Operations             1994    86,313    58,500(2)      1,880(4)
Barry R. Clauser               1996    97,692    15,000         3,425(4)
  Senior Vice President--      1995    87,115     7,500         3,121(7)
  Merchandise Operations       1994    76,857    53,800(2)      1,798(7)

(1) Mr. Eureyecko was promoted to President and Chief Operating Officer in June 1996.

(2) The compensation reported includes a bonus applied to the purchase of shares of Common Stock under the Company's 1994 Restricted Stock Plan in the amount of approximately $1.78 per share. The aggregate amount of the bonus payable by the Company and applied to the purchase of shares by Mr. Eureyecko, Ms. Zondag and Mr. Clauser was $150,000, $50,000 and $50,000, respectively.

(3) The compensation reported represents: (i) the Company's contribution and matching payments under the Company's Retirement and Savings Plan in the aggregate amounts of $4,590 in 1996, $4,027 in 1995 and $3,265 in 1994;
     (ii) the premiums on a life insurance policy on the life of Mr. Penske, of which Mr. Penske's wife is the sole beneficiary, which were $2,803 in 1996, $1,570 in 1995 and $1,882 in 1994; (iii) the amount, on a term loan approach, of the benefit of the whole-life portion of the premiums for a split dollar life insurance policy paid by the Company projected on an actuarial basis which was $41,371 in 1996, $41,475 in 1995 and $41,538 in 1994; and (iv) in 1994, the value of the below market interest rates on loans made by the Company to Mr. Penske plus the value, on a pro rata basis based on his percentage ownership, of below market interest rates on loans made by the Company to entities controlled by Messrs. Penske and Eureyecko which was $8,022.

(4)  The  compensation  reported  represents  the  Company's   contribution  and
     matching payments under the Company's Retirement and Savings Plan.

(5) The compensation reported represents: (i) the Company's contribution and matching payments under the Company's Retirement and Savings Plan in the aggregate amount of $4,066; and (ii) $1,098 which is the value of an interest free loan made by the Company to Mr. Eureyecko.

(6) The compensation reported represents: (i) the Company's contribution and matching payments in the aggregate amount of $3,148 under the Company's Retirement and Savings Plan; and (ii) $2,307 which is the value of below market interest rates on loans made by the Company to Mr. Eureyecko plus the value, on a pro rata basis based on his percentage ownership, of below market interest rates on loans made by the Company to entities controlled by Messrs. Eureyecko and Penske.

(7) The compensation reported represents: (i) the Company's contribution and matching payments under the Company's Retirement and Savings Plan in the aggregate amounts of $2,985 in 1995 and $1,610 in 1994; and (ii) $136 in 1995 and $188 in 1994 which each equals one-half the premium on a term life insurance policy on the life of Mr. Clauser of which Mr. Clauser's wife was a 50% beneficiary.

     Stock Option Exercises and Holdings

     The following table provides information related to options exercised during fiscal 1996 by each of the named executive officers and the number and value of options held at March 31, 1996 by such individuals. No stock options were granted to the named executive officers during fiscal 1996.


                   Aggregated Option Exercises in Fiscal 1996
                       and Option Values at March 31, 1996

                                                     Number of Securities
                                                 Underlying Unexercised Options         Value of Unexercised
                                                             at                        In-the-Money Options at
                                                       March 31, 1996 (#)                 March 31, 1996 ($)
                     Shares       Value
        Name       Acquired on   Realized($)      Exercisable  Unexercisable         Exercisable     Unexercisable
                    Exercise(#)

Richard H. Penske       --          --               --           --                   --               --

John F. Eureyecko       --          --             10,000       15,000                72,500          108,750
                                                   Shares       Shares

Sharon J. Zondag        --          --             10,000       15,000                72,500          108,750
                                                   Shares       Shares

Barry R. Clauser        --          --             10,000       15,000                72,500          108,750
                                                   Shares       Shares


Compensation Committee Interlocks and Insider Participation

     Alan R. Hoefer and Mark A. Randol, the members of the Compensation Committee of the Company's Board of Directors are each parties to the Tax Indemnification Agreement (as defined below) which was entered into between the Company and the stockholders of the Company prior to its initial public offering in connection with the Company's change in status, immediately prior to the initial public offering, to a C Corporation subject to corporate income taxation. See "Certain Relationships and Related Transactions." Pursuant to that Tax Indemnification Agreement, during fiscal 1996 Messrs. Hoefer and Randol received $18,462 and $7,898, respectively, from the Company.

Report of the Compensation Committee

     The Compensation Committee of the Board of Directors, consisting entirely of non-employee directors, is responsible for reviewing and approving the Company's compensation policies and the compensation paid to executive officers. The Company's compensation policies are structured to enable the Company to attract, retain and motivate highly qualified executive officers to contribute to the Company's goals and objectives and its overall financial success. In determining executive compensation, the Compensation Committee reviews and evaluates information supplied by management and bases decisions both on the Company's performance and on the individual's contribution and performance. The compensation of executive officers includes salary and incentive compensation.

Salary

     The Compensation Committee reviews the salary of each executive officer in relation to the previous salaries and with regard to general industry conditions or trends. The salaries are set at levels intended to reward achievement of individual and company goals and to motivate and retain highly qualified executives whom the Compensation Committee believe are important to the continued success of the Company. While the Compensation Committee's decisions are in part subjective rather than based on formulas, the Compensation Committee does consider various measures of the financial condition of the Company in absolute terms and in relation to internal performance goals.

Incentive Compensation

     The Compensation Committee believes that incorporating annual incentive compensation into the total compensation of executive officers encourages the executives to have the common goal of achieving the Company's economic and strategic objectives. As with salary considerations, the Compensation Committee bases its decisions regarding incentive compensation, which may take the form of cash bonuses or grants of stock options, on both corporate and individual performance. During the last fiscal year, all incentive compensation paid to the executive officers was in the form of cash bonuses. The Compensation Committee believes that the stock options awarded during fiscal 1995, the year in which the Company completed its initial public offer, provided substantial stock incentives. Such awards which were determined with consideration given to the executives' performance prior to the Company going public, provide for the options to become exercisable over a five year period and terminate shortly after termination of employment. As a result, the executives have incentive to remain in the employ of the Company for a substantial period of time and their interests are aligned with outside Stockholders. Given the executive officers' relatively substantial holdings in the form of stock and stock options and, particularly in the case of Richard H. Penske who held the position of President and Chief Executive Officer during the last fiscal year, the desire for asset diversification, the Compensation Committee decided that the incentive compensation component for this past year was most appropriately paid solely in the form of cash bonuses.

Summary

     As described above, the Compensation Committee believes that its policies and actions have, and will continue to, motivate and reward the executive officers who contribute to the Company's financial performance and increase the Company's value to Stockholders.

                                             COMPENSATION COMMITTEE
                                             OF THE BOARD OF DIRECTORS

                                             Alan R. Hoefer
                                             Mark A. Randol

Stock Performance Graph

     The following graph compares the percentage change in the cumulative total Stockholder return on the Common Stock from the commencement of public trading of the Common Stock on October 13, 1994 through March 31, 1996, the cumulative total return on the S & P 500 Index and the S & P Specialty Retail Index during such period. The comparison assumes $100 was invested on October 13, 1994 in Common Stock and in each of the foregoing indices and assumes the reinvestment of any dividends.

   (The Performance Graph appears here. See the table below for plot points.)


                           10/13/94    12/31/94   3/31/95   6/30/95    9/30/95   12/31/95   3/31/96
S&P 500 ....................  100        98.18     107.04    116.46    124.94     131.67     138.00
S&P Specialty Retail Index .  100        93.49      92.54     90.24     90.12      90.13      98.23
Piercing Pagoda ............  100        96.59      77.27     96.59    127.27     163.64     138.64


Certain Relationships and Related Transactions

     Prior to the Company's initial public offering in October 1994, the Company was a corporation (an "S Corporation") subject to taxation under Subchapter S of the Internal Revenue Code of 1986, as amended. Historically, the Company paid distributions to its stockholders to enable them to pay their income tax liability as a result of the Company's status as an S Corporation. In connection with the Company's change in status, immediately prior to the initial public offering, to a C Corporation subject to corporate income taxation, the Company entered into a Tax Indemnification Agreement (the "Tax Indemnification Agreement"), with the stockholders of the Company prior to its initial public offering which provides for: (i) the distribution to Mr. Penske, of cash equal to the product of the Company's taxable income for fiscal 1994 and the sum of the highest effective federal and state income tax rates applicable to any current stockholder (or, in the case of stockholders that are trusts, any beneficiary of such trust) (the "Applicable Tax Rate"), less any prior distributions to him to pay taxes for such year end, plus the amount of Mr. Penske's deferred taxes attributable to the Company's income for fiscal 1993 that were deferred pursuant to the Omnibus Budget Reconciliation Act of 1993,
(ii) the distribution to each stockholder of cash equal to the product of the Company's taxable income allocable to the period from April 1, 1994 through October 12, 1994 and the Applicable Tax Rate, and (iii) an indemnification of such stockholders for any losses or liabilities with respect to any additional taxes (including interest, penalties and legal fees) resulting from the Company's operations during the period in which it was an S Corporation. Messrs. Penske, Eureyecko, Clauser, Lehman and Ms. Zondag received $1,467,278, $39,464, $13,187, $5,295 and $13,187, respectively, from the Company pursuant to the Tax Indemnification Agreement during fiscal 1996. Messrs. Hoefer and Randol, the members of the Compensation Committee of the Board of Directors also received payments pursuant to the Tax Indemnification Agreement. See "Compensation Committee Interlocks and Insider Participation."

                              STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the 1997 Annual Meeting of Stockholders must be received by the Company at the address appearing on the first page of this proxy statement by April 7, 1997 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                             SOLICITATION OF PROXIES

     The enclosed form of proxy is being solicited on behalf of the Company's Board of Directors. The Company will bear the cost of the solicitation of the Board of Directors' proxies for the Meeting, including the cost of preparing, assembling and mailing proxy materials, the handling and tabulation of proxies received, and charges of brokerage houses and other institutions, nominees and fiduciaries in forwarding such materials to beneficial owners.

     In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone, telegraph or telecopy by directors, officers or regular employees of the Company, or by a professional proxy solicitation organization engaged by the Company.


                           ANNUAL REPORT ON FORM 10-K

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR ITS MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO INVESTOR RELATIONS, AT THE ADDRESS OF THE COMPANY SET FORTH ON THE FIRST PAGE OF THIS PROXY STATEMENT.

                             PIERCING PAGODA, INC.

          This Proxy is Solicited on Behalf of the Board of Directors

The undersigned stockholder of PIERCING PAGODA, INC. (the "Company") hereby appoints Richard H. Penske and John F. Eureyecko, or either of then, with full power of substitution, to act as attorneys and proxies for the undersigned and to vote all shares of stock of the Company, which the undersigned is entitled to vote if personally present at the Annual Meeting of Stockholders of the Company, to be held at the Hotel Bethlehem, 437 Main Street, Bethlehem, Pennsylvania, on September 18, 1996 at 10:00 a.m., and at any adjournment or postponement thereof, provided that said proxies are authorized and directed to vote as indicated with respect to the matters set forth on the opposite side of this Proxy.

UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED "FOR" THE ELECTION OF THE NOMINATED DIRECTOR, "FOR" THE APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN AND "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT PUBLIC AUDITORS. This Proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the meeting and any adjournment or postponement thereof.

                     (Please sign and date on Reverse Side)

[X]  Please mark your
     votes as in this
     example.

                                  FOR               WITHHOLD
1. Election of Director          /__/                 /__/

   Nominee: John F. Eureyecko

2. Approval of the Piercing Pagoda, Inc. Employee Stock Purchase Plan.

                                  FOR     AGAINST     ABSTAIN
                                 /__/     /__/        /__/

3. Ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent public auditors for the fiscal year ending March 31, 1997.

                                 FOR     AGAINST     ABSTAIN
                                 /__/     /__/        /__/

The undersigned hereby acknowledges receipt of Notice of Annual Meeting, Proxy Statement and Annual Report of Piercing Pagoda, Inc.

PLEASE SIGN, DATE AND RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

SIGNATURE:__________________________________              DATE:_______________

Note: Please sign exactly as names(s) appears in address. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your titles as such, and if the signer is a corporation, please sign with full corporate name by duly authorized officer or officers and affix the corporate seal. When stock is issued in the name of two or more persons, all such persons should sign.

     Pursuant to the instructions to Item 10 of Schedule 14A, the following Piercing Pagoda, Inc. Employee Stock Purchase Plan is being filed with the Commission as an appendix to the Proxy Statement being filed by Piercing Pagoda, Inc. (the "Company") but it is not a part of the Proxy Statement and is not being provided to the Company's stockholders.

                              PIERCING PAGODA, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

     1. Purpose.

     The purpose of the Piercing Pagoda, Inc. Employee Stock Purchase Plan (the "Plan") is to assist Piercing Pagoda, Inc., a Delaware corporation (the "Company"), and its Subsidiaries (as hereinafter defined) in retaining the employment of employees by offering them a greater stake in the Company's success and a closer identity with it, and to aid in obtaining the services of individuals whose employment would be helpful to the Company and would contribute to its success. This is to be accomplished by providing employees a continuing opportunity to purchase Shares (as hereinafter defined) from the Company through periodic offerings.

     The Plan is intended to comply with the provisions of section 423 of the Code (as hereinafter defined), and the Plan shall be administered, interpreted and construed accordingly. The Plan as adopted by the Company is effective November 1, 1995, subject to the approval of the Plan by the Company's stockholders prior to first anniversary of the date the Plan was adopted by the Board (as hereinafter defined) by any of the following methods: (a) Stockholder approval may be obtained at the next regularly scheduled stockholders' meeting in accordance with all applicable provisions of the corporate charter, by-laws and applicable state law prescribing the method and degree of stockholder approval required for the issuance of corporate stock or options; (b) If no such applicable state law exists, stockholder approval may be obtained by vote of a majority of the votes cast at such meeting provided that a quorum representing a majority of all outstanding voting stock of the Company is, either in person or by proxy, present and voting on the approval of the Plan; or (c) Stockholder approval may be obtained by any other method, provided such approval would be treated as adequate under applicable state law in the case of an action requiring stockholder approval.

     2. Definitions. For purposes of the Plan:

          "Account" means the non-interest bearing account which the Company (or the Subsidiary which employs the Participant) shall establish for each Participant, to which a Participant's payroll deductions pursuant to the Plan shall be credited.

          "Agent" means the person or persons appointed by the Board in accordance with Paragraph 3(d).

          "Board" means the Board of Directors of the Company.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Committee" means the committee described in Paragraph 3(a).

          "Company" means Piercing Pagoda, Inc., a Delaware corporation.

          "Compensation" means the total amount of compensation for services paid to a Participant for an Offering Period by the Company and the Subsidiaries including, but not limited to, salary, wages, overtime pay, bonuses and commissions.

          "Eligible Employee" means an employee of the Company or Subsidiary who is described in Paragraph 4.

          "Employer" means the Company or Subsidiary for whom an Eligible Employee is performing services at the time the Eligible Employee becomes a Participant.

          "Fair Market Value" on any date means the last reported sale price for Shares as reported on The Nasdaq Stock Market National Market on such date, or if there is no closing price reported, then Fair Market Value of a Share shall mean the average between the closing bid and asked prices for Shares on such date as reported. If there are no sales reports or bid or asked quotations, as the case may be, for a given date, the closest preceding date on which there were sales reports or bid or asked quotations shall be used. If Shares are not publicly traded, the Fair Market Value of a Share shall be determined by the Committee.

          "Investment Account" means the account established for a Participant pursuant to Paragraph 9(a) to hold Shares acquired for a Participant pursuant to the Plan.

          "Nasdaq" means the National Association of Security Dealers, Inc. Automated Quotations System.

          "Offering Period" The first Offering Period shall mean the period which commences on November 1, 1995 and ends on December 31, 1995. Effective January 1, 1996,

"Offering Period" shall mean each of the four three month periods beginning on January 1, April 1, July 1, and October 1 of each year.

          "Participant" means an Eligible Employee who makes an election to participate in the Plan in accordance with Paragraph 5.

          "Plan" means the Piercing Pagoda, Inc. Employee Stock Purchase Plan as set forth in this document, and as may be amended from time to time.

          "Plan Year" means the 12 month period commencing each April 1 and ending on the subsequent March 31. The first Plan Year shall commence on November 1, 1995 and end on March 31, 1996.

          "Purchase Date" means the last business day of each Offering Period.

          "Purchase Price" means with respect to any Offering Period the lesser of the Specified Percentage of the Fair Market Value of a Share on (i) the first business day of the Offering Period or (ii) the Purchase Date.

          "Restricted Period" means the period applicable to a Share as set forth in Section 5(c).

          "Share" or "Shares" means a share or shares of Common Stock, $0.01 par value per share, of the Company.

          "Specified Percentage" means 85%, provided however, that the Committee may at its discretion designate prior to the commencement of an Offering Period a percentage greater than 85% but not more than 100%.

          "Subscription Agreement" means the agreement between the Participant and the Employer pursuant to which the Participant authorizes payroll deductions to the Account.

          "Subsidiary" means any corporation that, at the time in question, is a subsidiary corporation of the Company, within the meaning of section 424(f) of the Code.

     3. Administration of the Plan. The Plan shall be administered by the compensation committee of the Board, or by such other committee of the Board as may be designated by the Board, or by the Board itself, as determined from time to time at the discretion of the Board. The compensation committee of the Board or any other committee designated to administer the Plan by the Board, or the Board in its capacity as administrator of the Plan are all referred to herein as the "Committee." Subject to the express provisions of the Plan, the Committee shall have full discretionary authority to interpret the Plan, to issue rules for administering the Plan, to change, alter, amend or rescind such rules, and to make all other determinations necessary or appropriate for the administration of the Plan. All determinations, interpretations and constructions made by the Committee with respect to the Plan shall be final and conclusive.

          (a) Meetings. The Committee shall hold meetings at such times and places as it may determine, shall keep minutes of its meetings, and shall adopt, amend and revoke such rules or procedures as it may deem proper; provided, however, that it may take action only upon the agreement of a majority of the whole Committee. Any action which the Committee shall take through a written instrument signed by a majority of its members shall be as effective as though it had been taken at a meeting duly called and held. The Committee shall report all actions taken by it to the Board of Directors.

          (b) Exculpation. No member of the Board of Directors or the Committee shall be personally liable for monetary damages for any action taken or any failure to take any action in connection with the administration of the Plan, provided that this Subsection 3(b) shall not apply to (i) any breach of such member's duty of loyalty to the Company, a Subsidiary, or the Company's stockholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) acts or omissions that would result in liability under Section 174 of the General Corporation Law of the State of Delaware, as amended, and (iv) any transaction from which the member derived an improper personal benefit.

          (c) Indemnification. For purposes of entitlement to indemnification from the Company, service on the Committee shall constitute service as a member of the Board. Each member of the Committee shall be entitled, without further action on his or her part, to indemnity from the Company and limitation of liability to the fullest extent provided by applicable law and by the Company's Certificate of Incorporation and/or By-laws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of options thereunder in which he or she may be involved by reason of his or her being or having been a member of the Committee, whether or not he or she continues to be such member of the Committee at the time of the action, suit or proceeding.

          (d) The Committee may engage an Agent to purchase Shares on each Purchase Date and to perform custodial and record keeping functions for the Plan, such as holding record title to the Participants' Share certificates, maintaining an individual Investment Account for each such Participant and providing periodic account status reports to such Participants.

          (e) The Committee shall have full discretionary authority to delegate ministerial functions to management of the Company.

     4. Eligibility. All employees (other than employees whose customary employment is 20 hours or less per week) of the Company and of such of its Subsidiaries as may be designated for such purpose from time to time by the Committee, shall be eligible to participate in the Plan as of the first day of an Offering Period, provided each of such employees has (A) attained at least age 21 and (B) been employed by the Company or any of its Subsidiaries for at least one year as of (i) the first day of the Offering Period commencing November 1, 1995 and (ii) the first day of the preceding Offering Period for Offering Periods commencing after November 1, 1995.

     For purposes of this Paragraph 4, the term "employment" shall be interpreted in accordance with the provisions of section 1.421-7(h) of the Treasury Regulations (or any successor regulations).

     5. Election to Participate and Terms of Purchases.

          (a) Initial Subscription Agreements. Each Eligible Employee may become a Participant by filing a Subscription Agreement authorizing specified regular payroll deductions. A Subscription Agreement authorizing specified regular payroll deductions must specify the date on which such deductions are to commence, which may not be retroactive. Payroll deductions may be in any amount not less than one percent (1%) and not in excess of five percent (5%) of an Eligible Employee's Compensation; provided however, that payroll deductions during any single Offering Period may not exceed two thousand dollars ($2,000) for any Participant. All payroll deductions shall be recorded in the Accounts. All funds recorded in Accounts may be used by the Company and Subsidiaries for any corporate purpose, subject to the Participant's right to withdraw at any time an amount equal to the balance accumulated in his or her Account as described in Paragraph 8 below. Funds credited to Accounts shall not be required to be segregated from the general funds of the Company or any Subsidiary.

          (b) Subsequent Subscription Agreements. Any Participant may file a Subscription Agreement subsequent to his or her filing an initial Subscription Agreement changing the terms of his or her participation in accordance with
Section 6 of the Plan.

          (c) Restrictions Applicable to Shares. Notwithstanding anything to the contrary contained herein, all Shares purchased by an Eligible Employee pursuant to the Plan shall be held in such Eligible Employee's Investment Account until the end of the Restricted Period (as hereinafter defined) applicable to such Shares. The Eligible Employee shall have no right to obtain certificates for Shares during the Restricted Period applicable to such Shares, nor shall such Eligible Employee have any right to sell, transfer or otherwise dispose of Shares during the Restricted Period applicable to such Shares. For purposes of this Section 5(c), the "Restricted Period" applicable to a Share means the period ending on the one year anniversary of the last day of the Offering Period during which such Share was purchased. In the event a Participant's employment with the Company or any Subsidiary terminates for any reason other than death, disability (as defined in the Code) or retirement, the Company shall have the right, but not the obligation, to purchase from such Participant any Shares that are still within the Restricted Period applicable to such Shares for the lesser of the original Purchase Price of such Shares or the Fair Market Value of such Shares at the time to the Participant's termination of employment. In the event a Participant's employment with the Company or any Subsidiary terminates by reason of death, disability (as defined in the Code) or retirement, all Shares purchased by such Participant shall cease to be subject to a Restricted Period.

     6. Subsequent Subscription Agreements and Deduction Changes. A Participant may at any time decrease his or her payroll deduction by filing a new Subscription Agreement with the Committee during an Offering Period which will supersede any prior Subscription Agreement. If administratively practicable, and at the Committee's discretion, such decrease in a Participant's payroll deduction shall be effective as of the first day of the payroll period following the receipt by the Committee of the new Subscription Agreement or as of such other date no later than thirty (30) days after receipt by the Committee of the new Subscription Agreement as the Committee determines. Other than as provided in the case of a termination of participation under Paragraph 8 below, such change in the rate of regular payroll deductions may not be made more than once during each Offering Period. During the two week period immediately preceding the start of each new Offering Period, a Participant may increase or decrease his or her payroll deduction effective as of the next Offering Period by filing a new Subscription Agreement with the Committee. If a Participant does not file a new Subscription Agreement with the Committee, the terms of the previously submitted Subscription Agreement shall remain in effect for each subsequent Offering Period. Notwithstanding anything contained herein to the contrary, a Participant may file a new Subscription Agreement at any time for the sole purpose of changing his or her designation of beneficiary.

     7. Statutory Limit on Purchase of Shares.

          (a) No employee may be granted a right to purchase Shares under the Plan if immediately following such grant, such employee would have rights to purchase equity securities under all plans of the Company and Subsidiaries, that are intended to meet the requirements of section 423 of the Code, that accrue at a rate which exceeds $25,000 of Fair Market Value (determined at the time the rights are granted) for each calendar year in which such rights to purchase Shares are outstanding at any time. For purposes of this Paragraph 7:

             (i) The right to purchase Shares accrues when the right (or any portion thereof) first becomes exercisable during the calendar year;

             (ii) A right to purchase Shares which has accrued under one grant of rights under the Plan may not be carried over to any other grant of rights; and

             (iii) The limits of this Paragraph 7 shall be interpreted by the Committee in accordance with applicable rules and regulations issued under section 423 of the Code.

          (b) No employee may be granted a right to purchase Shares under the Plan if, immediately following such grant, such employee would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or a Subsidiary. In determining stock ownership for purposes of the preceding sentence, the rules of section 424(d) of the Code shall apply and stock which the employee may purchase under outstanding options, including rights to purchase stock under the Plan, shall be treated as stock owned by the employee.

     8. Termination of Participation and Withdrawal of Funds. A Participant may at any time and for any reason, withdraw from participation in the Plan for an Offering Period by filing a notice of withdrawal form with the Committee prior to the last day of such Offering Period, in which case the entire balance accumulated in his or her Account shall be paid to such Participant as soon as practicable thereafter and no further payroll deductions shall be made pursuant to the Plan. Partial withdrawals shall not be permitted. A Participant may recommence participation in the Plan by submitting a new Subscription Agreement to the Committee, which will be effective as of the next Offering Period which commences after the date on which the Committee receives such Subscription Agreement.

     9. Method of Purchase and Investment Accounts.

          (a) Exercise of Option for Shares. Each Participant having funds credited to an Account on a Purchase Date shall be deemed, without any further action, to have exercised on such Purchase Date, the option to purchase the number of whole Shares which the funds in such Account would purchase at the Purchase Price for the Offering Period, subject to the limit:

             (i) on the aggregate number of Shares that may be made available for purchase to all Participants under the Plan during each Offering Period and for the term of the Plan, as set forth in Paragraph 10; and

             (ii) on the number of Shares that may be made available for purchase to any individual Participant, as set forth in Paragraph 7.

Such option shall be deemed exercised if the Participant does not withdraw such funds before the Purchase Date. All Shares so purchased shall be credited to a separate Investment Account established by the Committee or Agent for each Participant. The Committee or Agent shall hold in its name or the name of its nominee all certificates for Shares purchased until such Shares are withdrawn by a Participant pursuant to Paragraph 11. No purchases of fractional Shares shall be made pursuant to the Plan. Any funds left in a Participant's Account following a Purchase Date shall be applied to the purchase of Shares on the next Purchase Date, along with any additional funds added to such Participant's Account as a result of subsequent payroll deductions, subject to Participants' withdrawal rights against Accounts and the other limits of the Plan.

          (b) Dividends on Shares Held in Investment Accounts. All cash dividends paid with respect to the Shares credited to a Participant's Investment Account shall, unless otherwise directed by the Committee, be credited to his or her Account and used, in the same manner as other funds credited to Accounts, to purchase additional Shares under the Plan on the next Purchase Date, subject to Participants' withdrawal rights against Accounts and the other limits of the Plan.

          (c) Adjustment of Shares on Application of Aggregate Limits. If the total number of Shares that would be purchased pursuant to Paragraph 9(a) but for the limits described in Paragraph 9(a)(i) exceeds the number of Shares available for purchase under the

Plan, then the number of available Shares shall be allocated among the Investment Accounts of Participants in the ratio that the amount credited to a Participant's Account as of the Purchase Date bears to the total amount credited to all Participants' Accounts as of the Purchase Date. The cash balance not applied to the purchase of Shares shall be held in Participants' Accounts subject to the terms and conditions of the Plan.

     10. Shares Subject to Plan. The aggregate maximum number of Shares that may be issued pursuant to the Plan is ninety-six thousand (96,000), subject to adjustment as provided in Paragraph 18 of the Plan. In addition, the aggregate maximum number of Shares that may be issued pursuant to the Plan during any single Offering Period is six thousand (6,000), subject to adjustment as provided in Paragraph 18 of the Plan. The Shares delivered pursuant to the Plan may, at the option of the Company, be Shares purchased specifically for purposes of the Plan, shares otherwise held in treasury or Shares originally issued by the Company for such purpose.

     11. Withdrawal of Certificates. At any time there are Shares held in an Investment Account for the benefit of a Participant to which the Restricted Period and the restrictions and Company repurchase rights, as described in
Section 5(c) above, are no longer applicable, such Participant shall be entitled to withdraw a certificate or certificates for all or a portion of such Shares by giving written notice to the Company, provided, however, that (a) no such request may be made more frequently than once per Offering Period and (b) no Participant shall be entitled to receive a certificate for any fractional Share.

     12. Registration of Certificates. Each certificate withdrawn by a Participating Employee may be registered only in the name of the Participant, or, if the Participant so indicated on the Participant's Account, in the Participant's name jointly with a member of the Participant's family, with right of survivorship. A Participant who is a resident of a jurisdiction which does not recognize such a joint tenancy may have certificates registered in the Participant's name as tenant in common or as community property with a member of the Participant's family without right of survivorship.

     13. Voting. The Committee or Agent shall vote all Shares held in an Investment Account in accordance with the Participant's instructions.

     14. Rights on Retirement, Death or Other Termination of Employment. In the event of a Participant's retirement, death or other termination of employment, or in the event that a Participant otherwise ceases to be an Eligible Employee,
(a) no payroll deduction shall be taken from any pay due and owing to the Participant thereafter, and the balance in the Participant's Account shall be paid to the Participant or, in the event of the Participant's death, to the person or persons designated as the Participant's beneficiary on Participant's most recently filed Subscription Agreement, or if no beneficiary has been designated, to the person to whom the Participant's rights shall have passed under the laws of descent and distribution, and (b) a certificate for the Shares credited to the Participant's Investment Account will be forwarded to the Participant (or, in the event of the Participant's death, to the person or persons designated as the Participant's beneficiary on Participant's most recently filed Subscription Agreement, or if no beneficiary has been designated, to the person to whom the Participant's rights shall have passed under the laws of descent and distribution). Notwithstanding the foregoing, a Participant's rights to a certificate for Shares held in the Participant's Investment Account shall be subject to the restrictions and the right of the Company to repurchase such Shares pursuant to Section 5(c) above.

     15. Rights Not Transferable. Except as permitted by Paragraph 14, rights under the Plan are not transferable by a Participant and are exercisable during the employee's lifetime only by the employee.

     16. No Right to Continued Employment. Neither the Plan nor any right granted under the Plan shall confer upon any Participant any right to continuance of employment with the Company or any Subsidiary, or interfere in any way with the right of the Company or Subsidiary to terminate the employment of such Participant.

     17. Adjustments in Case of Changes Affecting Shares. In the event of a subdivision of outstanding Shares, or the payment of a stock dividend, the Share limit set forth in Paragraph 10 shall be adjusted proportionately, and such other adjustments shall be made as may be deemed equitable by the Committee. In the event of any other change affecting Shares (including any event described in section 424(a) of the Code), such adjustment, if any, shall be made as may be deemed equitable by the Committee to give proper effect to such event, subject to the limitations of section 424 of the Code.

     18. Amendment of the Plan. The Board of Directors of the Company may at any time, or from time to time, amend the Plan in such manner as it may deem advisable. Nevertheless, the Board of Directors of the Company may not (i) increase the maximum number of shares that may be issued pursuant to the Plan
(ii) materially increase the benefits accruing to Participants under the Plan, or (iii) modify the requirements as to eligibility for participation in the Plan without obtaining approval, within twelve months before or after such action, of the Company's stockholders in accordance with all applicable provisions of the corporate charter, by-laws and applicable state law prescribing the method and degree of stockholder approval required for the issuance of corporate stock or options, provided, that if no such applicable state law exists, the approval must be by vote of a majority of the votes cast at a duly held meeting of the stockholders at which a quorum representing a majority of all outstanding voting stock of the Company is, either in person or by proxy, present and voting on the matter or by a method and in a degree that would be treated as adequate under applicable state law in the case of an action requiring stockholder approval.

     19. Termination of the Plan. The Plan and all rights of employees under any offering hereunder shall terminate on December 31, 1999 or at any earlier time at the discretion of the Board of Directors. Upon termination of this Plan, (i) all amounts in the Accounts of Participants shall be carried forward into the Participant's Account under a successor plan, if any, or promptly refunded, and
(ii) all certificates for the Shares credited to a Participant's Investment Account shall be forwarded to him or her.

     20. Governmental Regulations.

          (a) Anything contained in this Plan to the contrary notwithstanding, the Company shall not be obligated to sell or deliver any Shares certificates under this Plan unless and until the Company is satisfied that such sale or delivery complies with (i) all applicable requirements of the governing body of the principal market in which such Shares are traded, (ii) all applicable provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder and (iii) all other laws or regulations by which the Company is bound or to which the Company is subject.

          (b) The Company (or a Subsidiary) may make such provisions as it may deem appropriate for the withholding of any taxes or payment of any taxes which it determines it may be required to withhold or pay in connection with any Shares. The obligation of the Company to deliver certificates under this Plan is conditioned upon the satisfaction of the provisions set forth in the preceding sentence.

     21. Section 16 Restrictions for Officers and Directors. Notwithstanding any other provision of the Plan, each officer (for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), and director of the Company shall be subject to such restrictions as are required so that transactions under the Plan by such officer or director shall be exempt from
Section 16(b) of the Exchange Act.

     22. Repurchase of Shares. The Company shall not be required to repurchase from any Participant any Shares which such Participant acquires under the Plan.